Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Senior Vice President, Marketing

330-720-6441

awallace@farmersbankgroup.com

Monitor Bancorp, Inc. Shareholders Approve Acquisition

by Farmers National Banc Corp.

CANFIELD, OHIO, August 8, 2017 – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), and Monitor Bancorp, Inc. (“Monitor”), the holding company for The Monitor Bank (“Monitor Bank”), today announced that the shareholders of Monitor have approved the Agreement and Plan of Merger providing for the merger of Monitor with and into FMNB Merger Subsidiary II, LLC, a newly-formed, wholly-owned subsidiary of Farmers (the “Merger”).

“This transaction will serve as an entrance into the attractive Holmes County market for Farmers. Monitor has an excellent core deposit base and has been a solid earner with strong asset quality; the combination of these two companies should enable us to provide shareholder value on both sides, while continuing to celebrate and execute our community banking model,” stated Kevin J. Helmick, President & CEO, Farmers.

As announced previously, in connection with the Merger, shareholders of Monitor will be entitled to receive up to 57.8242 Farmers common shares or $769.38 in cash for each common share of Monitor held, subject to proration, allocation and adjustment procedures and limitations which were described in the Proxy Statement/Prospectus dated July 17, 2017, relating to the Merger. All regulatory approvals for the Merger have been received, and Farmers and Monitor expect to complete the Merger on or about August 15, 2017, subject to satisfaction of other customary closing conditions.

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers is a diversified financial services company headquartered in Canfield, Ohio, with over $2 billion in banking assets and over $1 billion in trust assets. Farmers’ wholly-owned subsidiaries are comprised of Farmers National Bank, a full-service national bank engaged in commercial and retail banking with 38 banking locations in Mahoning, Trumbull, Columbiana, Stark, Summit, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates two trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of Farmers National Bank, offers a variety of insurance products.

ABOUT MONITOR BANCORP, INC.

Monitor’s subsidiary, Monitor Bank, is headquartered in Big Prairie, Ohio with one banking office in Big Prairie.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the Securities and Exchange Commission (“SEC”) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Factors that may cause or contribute to these differences may also include, without limitation, the Company’s failure to integrate Monitor and Monitor Bank in accordance with expectations; deviations from performance expectations related to Monitor and Monitor Bank; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the SEC.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.